CLAREMONT TECHNOLOGIES CORP
                 (A Development Stage Company)

                      FINANCIAL STATEMENTS
                          PERIOD FROM
                SEPTEMBER 14, 1999 (INCEPTION)
                     TO SEPTEMBER 30, 2000
                    (Stated in U.S. Dollars)

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                        AUDITORS' REPORT

To the Directors and Stockholders of
Claremont Technologies Corp
(A Development Stage Company)

We have audited the balance sheet of Claremont Technologies Corp (A Development Stage Company) as at September 30, 2000 and the statement of changes in stockholders' equity, the statements of operations and cash flows for the period September 14, 1999 (inception) to September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in Canada and the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well was evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2000 and the results of its operations and its cash flows for the period September 14, 1999 (inception) to September 30, 2000 in accordance with accounting principles generally accepted in the United States.

Vancouver, Canada
                                             "Morgan & Company"
November 15, 2000                           Chartered Accountants

Comments by Auditors for U.S. Readers on Canada-U.S. Reporting
Differences.

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in
Note 1 to the financial statements. Our report to the stockholders dated September 13, 2000 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.


Vancouver, Canada
                                             "Morgan & Company"
November 15, 2000                           Chartered Accountants


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                    CLAREMONT TECHNOLOGIES CORP
                   (A Development Stage Company)
                           BALANCE SHEET
                      (Stated in U.S. Dollars)

_________________________________________________________________
                                                                                                    SEPTEMBER 30
                                                                                                                  2000
_________________________________________________________________
ASSETS
Current
     Cash                                                                                           $         32,454
Intangible Assets -Computer Software Rights (note  3)                           18,000
                                                                                                       --------------------
                                                                                                         $        50,454
=========================================================
LIABILITIES

Current
  Accounts payable and accrued liabilities                                     $        11,085

                    STOCKHOLDERS' EQUITY

Share Capital
  Authorized:
          25,000,000 common shares with a par value of $0.001 each
  Issued:
          5,100,000 common shares                                                               5,100

                    Additional Paid-In Capital                                                   46,900

                    Deficit                                                                                 (12,631)
                                                                                                       --------------------
                                                                                                                 39,369
                                                                                                       --------------------
                                                                                                        $       50,454
=========================================================
Approved by the Board of Directors:

"John Morita"       "Brian Kejser"
-----------------       ------------------

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                    CLAREMONT TECHNOLOGIES CORP
                   (A Development Stage Company)
                STATEMENT OF OPERATIONS AND DEFICIT
                      (Stated in U.S. Dollars)

_________________________________________________________________
                                                                                    FOR THE PERIOD
                                                                                FROM INCEPTION TO
                                                                                     SEPTEMBER 30
                                                                                                  2000
_________________________________________________________________
Expenses
  Consulting fees                                                            $            12,504
  Interest and bank charges                                                                 42
  Professional fees                                                                               85
                                                                                       ----------------------
                                                                                                     12,631
                                                                                       ----------------------
Net Loss For The Period And Deficit, End Of Period  $           (12,631)
=========================================================
Basic Loss Per Share                                                     $            (0.018)
=========================================================
Weighted Average Shares Outstanding                                    683,560
=========================================================

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                    CLAREMONT TECHNOLOGIES CORP
                   (A Development Stage Company)
                       STATEMENT OF CASH FLOW
                      (Stated in U.S. Dollars)

_________________________________________________________________
                                                                                    FOR THE PERIOD
                                                                                FROM INCEPTION TO
                                                                                     SEPTEMBER 30
                                                                                                  2000
_________________________________________________________________
Cash Provided By (Used In)

Cash Flow From Operating Activities
  Net loss for the period                                                                    $         (12,631)
  Changes in assets and liabilities:
      Accounts payable                                                                                    11,085
                                                                                                          ----------------------
                                                                                                                       (1,546)
Cash Flows Used For Investing Activities
           Acquisition of computer software rights                                          (18,000)
                                                                                                          ----------------------
Cash Flow From Financing Activities
  Proceeds from issue of common shares                                                     52,000
                                                                                                          ----------------------
Increase In Cash During The Period And Cash, End Of Period       $         32,454

CLAREMONT TECHNOLOGIES CORP
                   (A Development Stage Company)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      (Stated in U.S. Dollars)

______________________________________________________________________________
                           NUMBER OF                ADDITIONAL         TOTAL
                            COMMON      PAR            PAID IN     ACCUMULATED STOCKHOLDERS
                             SHARES      VALUE        CAPITAL         DEFICIT                    EQUITY
______________________________________________________________________________
Issue of common
shares, at $0.001  2,000,000     $   2,000   $         -             $    -                        $    2,000
Issue of common
shares, at $0.01    3,000,000          3,000         27,000              -                             30,000
Issue of common
shares, at $0.20       100,000             100         19,900              -                             20,000
Net Loss, for the
period                            -                    -                -               (12,631)                    (12,631)
                             ______________________________________________________________
Balance, September
30, 2000               5,100,000     $   5,100   $   46,900        $(12,631)                $   39,369
====================================================================

                    CLAREMONT TECHNOLOGIES CORP
                   (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS
                         SEPTEMBER 30, 2000
(Stated in U.S. Dollars)

1.  NATURE OF BUSINESS AND CONTINUED OPERATIONS

All financial information presented in these financial statements is expressed in U.S. dollars and prepared in accordance with accounting principles generally accepted in the United States.

Claremont Technologies Corp was incorporated on September 14, 1999 under the
laws of the State   of Nevada.  The Company is a development stage company
that is currently developing an internet   computer software program known as
"Clear Switch".  The "Clear Switch" computer software   program will be
designed to automate the process of submission of internet web page information to major internet search engines.

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at September 30, 2000, the Company has recognized no revenue and has accumulated operating losses of $12,631 since its inception, has a working-capital of $21,369 and has a stockholders' equity of $39,369.
The continuation of the Company is dependent   upon the continuing
financial support of creditors and stockholders and obtaining long-term
financing   as well as achieving a profitable level of operations.  Management
plans to raise equity capital to   finance the operations and capital
requirements of the Company.  It is management's intention to   raise new
equity financing of approximately $1,400,000 within the upcoming year.
Amounts raised   will be used to complete the development of the "Clear
Switch" software, commence development   of the Company's web site,
undertake an advertising and marketing campaign and purchase of necessary equipment and supplies for the operation of the business.
While the company is   expending its best efforts to achieve the above
plans, there is no assurance that any such activity   will generate funds
that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might arise from this uncertainty.

2.  SIGNIFICANT ACCOUNTING POLICIES
a)   Software Development

Under the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the costs of computer Software to be Sold, Leased or Otherwise Marketed", issued by the Financial Accounting Standards Board, certain costs incurred in the internal development of computer software which is to be licensed to customers are capitalized. Amortization of capitalized software costs is provided upon commercial release of the products at the greater of the amount using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or, (ii) the straight-line method over the remaining estimated economic life of the product including the period being reported on.

             CLAREMONT TECHNOLOGIES CORP
                   (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS
                         SEPTEMBER 30, 2000
(Stated in U.S. Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

a) Software Development (Continued)

Costs that are capitalized as part of internally developed software primarily include direct and indirect costs associated with payroll, computer time and allocable depreciation and other direct allocable costs, among others. All costs incurred prior to the establishment of technological feasibility are expensed as research and development costs during the periods in which they were incurred. Capitalization stops when the product is available for general release. The amount by which unamortized software costs exceeds the net realizable value, if any, is recognized as expense in the period it is determined. The company will evaluate the net realizable value of capitalized computer software costs and intangible assets on an ongoing basis relying on a number of factors including operating results, business plans, budgets and economic projections.

Physical assets that are acquired for development activities that have an alternate future use will be capitalized.

b)     Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management's best estimates as additional information becomes available in the future.

c)     Income Taxes

The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse.

d) Revenue Recognition

Since inception the Company has not generated any revenues and has not completed development of its software to the stage of determining how revenues will be generated from the software. The Company will recognize revenue related to software licenses and software maintenance in compliance with the American Institute of Certified Public Accountants Statement of
Position No. 91-1, "Software Revenue Recognition".

                    CLAREMONT TECHNOLOGIES CORP
                   (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS
                         SEPTEMBER 30, 2000
(Stated in U.S. Dollars)

2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

d) Revenue Recognition (Continued)

It is anticipated that the Company will license software under noncancellable license agreements and provide maintenance services, consisting of product support services and periodic updates. License fee revenues will generally be recognized when a noncancellable license agreement has been signed, the software product has been shipped, there are no uncertainties surrounding product acceptance, there are no significant vendor obligation, the fees are fixed and determinable, and collection is considered probable. Revenues from maintenance agreements will be recognized ratably over the maintenance period.

e)     Financial Instruments

The Company's financial instruments consist of cash and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

f)     New Accounting Pronouncements

In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and
Hedging Activities", was issued.  SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities on the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in thefair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of
fiscal years beginning after June 15,   2000.

Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standards on January 1, 2000 to affect its financial statements.

g) Loss Per Share

Loss per share is computed in accordance with SFAS No. 128, "Earnings Per Share". Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period. There is no diluted loss per share because there are no common stock equivalents and in any event their effect would be anti-dilutive.

                    CLAREMONT TECHNOLOGIES CORP
(A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS
                         SEPTEMBER 30, 2000
(Stated in U.S. Dollars)

3.  INTANGIBLE ASSETS

Pursuant to an agreement of August 20, 2000, the Company acquired all of the rights, title and interest in internet enabling software known as "Clear Switch" for $18,000. The Company paid $7,000 on signing and paid the final installment of $11,000 in October 2000.